United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	0-20293	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

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Registrant’s telephone number, including area code: (804) 633-5031

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2016, Union Bankshares Corporation (the “Company”), the parent company of Union Bank & Trust (the “Bank”), announced that G. William Beale, 66, will step down as Chief Executive Officer (“CEO”) of the Company effective January 2, 2017 and will be succeeded by John C. Asbury, 51.

The Company also announced that Mr. Asbury will be appointed President of the Company and President and CEO of the Bank effective October 1, 2016 to allow for a transition period. Mr. Beale will resign from those positions effective October 1, 2016 to allow for Mr. Asbury’s appointment. Mr. Beale will resign his position as CEO of the Company effective January 2, 2017 following the transition period.

Mr. Beale will remain on the Company’s Board of Directors (the “Board”) and will serve as Executive Vice Chairman of the Board from January 2, 2017 through March 31, 2017. On March 31, 2017, Mr. Beale will retire and resign from all employment positions held with the Company and the Bank; however, he will continue as a member of the Board and will stand for reelection to the Board at the 2017 Annual Meeting of the Company’s shareholders.

On October 1, 2016, Mr. Asbury will be appointed to the Board to serve until the 2017 Annual Meeting of the Company’s shareholders, at which time he will stand for reelection to the Board. He will also serve on the Bank’s Board of Directors. In accordance with Company policy, Mr. Asbury will not receive compensation for serving as a director of the Company and the Bank.

Mr. Asbury has more than 29 years of experience in the financial services industry. He has extensive experience in commercial and business banking and has held senior and executive management positions at two of the nation’s largest national and regional banks. Most recently, since 2015, Mr. Asbury served as President and Chief Executive Officer of privately-held First National Bank of Santa Fe, a multi-state bank with locations in Colorado and New Mexico. Prior to that position, he was Senior Executive Vice President and Head of the Business Services Group at Regions Financial Corporation, a full-service provider of financial services, where he was responsible for all business and commercial banking lines of businesses. Mr. Asbury also has held various positions with Bank of America, including serving as the Pacific Northwest Region Executive for Business Banking.

A copy of the Company’s press release with respect to the above matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Asbury Employment Agreement

In connection with Mr. Asbury’s appointment as President and CEO of the Company and President and CEO of the Bank, on August 23, 2016, the Company and Mr. Asbury entered into an employment agreement (the “Employment Agreement”) that provides for an initial term of three (3) years, beginning October 1, 2016 and ending December 31, 2019. The employment term automatically renews on January 1, 2020 and annually thereafter each January 1st for an additional twelve (12) months unless notice of non-renewal is given by the Company no later than September 30th of the prior calendar year.

Pursuant to the Employment Agreement, Mr. Asbury’s initial annual base salary will be $650,000. He will be eligible to participate in the Company’s short- and long-term cash and equity incentive plans. Incentive compensation under those plans is at the discretion of the Company’s Board of Directors or the Board’s Compensation Committee. Mr. Asbury will receive a grant of restricted shares of the Company’s common stock and an award of performance share units with a combined market value of $1,050,000 as of the grant dates. The award of restricted shares will have a market value of $420,000 and will vest over a three (3) year period, with 25% of the restricted shares vesting on each of the first and second anniversaries of the grant date and 50% of the restricted shares vesting on the third anniversary of the grant date. The performance share units will have a market value of $630,000 and will vest upon the achievement of the financial metrics set forth in the performance share unit agreement. Achievement of the financial metrics primarily will be based on total shareholder return of the Company over a three (3) year period relative to a selected peer group.

Mr. Asbury will receive a cash signing bonus of $300,000. He also will be entitled to reimbursement of (i) relocation expenses actually incurred by him, subject to certain monetary caps; (ii) fees spent on real estate agent commissions relating to the sale of his current residence; and (iii) the cost of up to six (6) months of temporary living expenses. Mr. Asbury also will receive a $5,000 moving allowance. Mr. Asbury will be provided with use of an automobile, the costs of which will be borne by the Company, and will receive an annual financial planning allowance.

The Company may terminate Mr. Asbury’s employment without “Cause” (as defined in the Employment Agreement) with thirty (30) days prior written notice to him. Mr. Asbury also may voluntarily terminate his employment with the Company at any time for “Good Reason” (as defined in the Employment Agreement). In the event the Company terminates Mr. Asbury’s employment without Cause or Mr. Asbury voluntary terminates his employment for Good Reason, or in the event the Company fails to renew the term of Mr. Asbury’s employment for calendar years 2020 and 2021, Mr. Asbury will receive a severance benefit equal to two (2) years of his base salary on the termination date, payable semi-monthly on the same schedule that would have applied to his salary payments had his employment not been terminated. In the event the Company fails to renew Mr. Asbury’s employment for calendar years 2022 and thereafter, Mr. Asbury will receive a severance benefit equal to one (1) year of his base salary in effect on the termination date, payable semi-monthly on the same schedule that would have applied to his salary payments had his employment not been terminated. Payment of all severance benefits described in this paragraph is subject to receipt by the Company of his signed release and waiver of claims and satisfaction of the other requirements, conditions and limitations set forth in the Employment Agreement.

In the event of a termination for “Cause” (as defined in the Employment Agreement), Mr. Asbury will be entitled to receive his accrued but unpaid base salary and any unreimbursed expenses he may have incurred before the date of his termination.

If Mr. Asbury dies while employed by the Company, the Company will pay his designated beneficiary or estate an amount equal to six (6) months of his base salary, payable semi-monthly on the same schedule that would have applied to his salary payments had he not died.

The Employment Agreement provides that any incentive based compensation or award that Mr. Asbury receives will be subject to clawback by the Company as may be required by applicable law or stock exchange listing requirement and on such basis as the Board determines, but in no event with a look-back period of more than three years, unless required by applicable law or stock exchange listing requirement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Asbury Management Continuity Agreement

The Company also entered into a management continuity agreement (the “Management Continuity Agreement”) on August 23, 2016 with Mr. Asbury. The Employment Agreement will terminate in the event that there is a “Change in Control” (as defined in the Management Continuity Agreement) of the Company, at which time the Management Continuity Agreement will become effective and any termination benefits will be determined and paid solely pursuant to the Management Continuity Agreement.

In event of a Change in Control of the Company, the Company or its successor will continue to employ Mr. Asbury for a period of three (3) years following the date of the Change in Control with commensurate authority and responsibilities and compensation benefits. The Management Continuity Agreement also provides for certain benefits and payments to Mr. Asbury in the event of the termination of employment following a Change in Control. If his employment terminates without “Cause” or for “Good Reason” (as defined in the Management Continuity Agreement), Mr. Asbury is entitled to receive (i) a lump sum cash payment equal to two (2.0) times the sum of his base salary, plus his highest annual bonus paid or payable for the two most recently completed years; and (ii) the continuation of employee welfare benefits for twenty-four (24) months following the date of termination. The severance benefits will be reduced to the extent necessary to avoid the imposition of the golden parachute excise taxes under Section 4999 of the Internal Revenue Code. The Management Continuity Agreement also contains a clawback provision similar to that contained in the Employment Agreement.

The foregoing description of the Management Continuity Agreement is qualified in its entirety by reference to the full text of the Management Continuity Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Beale Transition Agreement

In connection with Mr. Beale’s planned retirement and the appointment by the Board of Mr. Asbury as his successor, the Company entered into a transition agreement with Mr. Beale on August 23, 2016 (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Beale will remain as CEO of the Company when Mr. Asbury becomes President of the Company and President and CEO of the Bank on October 1, 2016 (the “Transition Date”). Mr. Beale will resign from the position of CEO of the Company on January 2, 2017.

From the Transition Date through January 2, 2017, in addition to his regular duties as CEO of the Company, Mr. Beale’s responsibilities will include execution of a transition plan to facilitate the leadership transition.

Following his resignation from the position of CEO of the Company on January 2, 2017, Mr. Beale will serve as Executive Vice Chairman of the Board from January 2, 2017 through March 31, 2017, during which time he will continue to facilitate the leadership transition of the Company.

On March 31, 2017, Mr. Beale will retire and resign from all employment positions with the Company and the Bank (the “Retirement Date”); however, he will continue as a member of the Board. Following Mr. Beale’s retirement, subject to his first signing a release and waiver of claims, Mr. Beale will begin providing consulting and advisory services as Senior Advisor to the Company; however, he will no longer be an employee of the Company or the Bank and Mr. Beale’s Employment Agreement and Management Continuity Agreement, in each case as defined in the Transition Agreement, will terminate. The consulting arrangement with Mr. Beale will have a term of two (2) years, from the Retirement Date through March 31, 2019; during that period, Mr. Beale will receive a monthly fee in an amount equal to one-twelfth (1/12) of his annual base salary as in effect on the Retirement Date (the “Transition Fee”). In addition, Mr. Beale will receive the cost of club dues and access to an office.

The Transition Agreement provides for certain additional post-retirement benefits for Mr. Beale. In connection with his retirement, Mr. Beale will receive any cash amounts payable to him on or before March 15, 2017 under the terms of the Company’s 2016 Management Incentive Plan. He will not be entitled to receive incentive compensation under the Company’s 2017 Management Incentive Plan for any services rendered as an employee after January 1, 2017. In addition, (i) all unvested stock options granted to him under the Company’s stock incentive plans will accelerate and vest; (ii) all restricted shares of the Company’s common stock granted to him under the Company’s long-term incentive plans that are unvested will accelerate and vest; and (iii) performance share units will be awarded to him as determined by formulas established in the agreements under which they were made. The Company also will transfer to Mr. Beale the title to the Company-owned vehicle used by him. Mr. Beale’s retirement benefits also will include payments required by the terms of the Company's nonqualified deferred compensation plan.

Pursuant to the Transition Agreement, Mr. Beale will be re-nominated for election to the Board at the 2017 Annual Meeting of the Company’s shareholders.

In the event the Company or Mr. Beale terminates Mr. Beale’s consulting arrangement as Senior Advisor without “Cause” (as defined in the Transition Agreement), the Company must continue to pay Mr. Beale the Transition Fee and any other benefits as and when due under the Termination Agreement.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated August 23, 2016, between the Company and John C. Asbury

10.2	Management Continuity Agreement, dated August 23, 2016, between the Company and John C. Asbury

10.3	Transition Agreement, dated August 23, 2016, between the Company and G. William Beale

99.1	Press Release dated August 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: August 24, 2016	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated August 23, 2016, between the Company and John C. Asbury

10.2	Management Continuity Agreement, dated August 23, 2016, between the Company and John C. Asbury

10.3	Transition Agreement, dated August 23, 2016, between the Company and G. William Beale

99.1	Press Release dated August 23, 2016